Exhibit 99.1


     The Pepsi Bottling Group Reports First Quarter 2007 Results


    --  Diluted Earnings per Share of $0.12

    --  Strong Worldwide Net Revenue per Case Growth of 4%

    --  Company Confirms Full-Year Guidance

    Business Editors/Food/Beverage Writers

    SOMERS, N.Y.--(BUSINESS WIRE)--April 23, 2007--The Pepsi Bottling Group, Inc. (NYSE: PBG) today reported first quarter 2007 revenue of $2.5 billion, a four-percent increase over prior year. Net income was $29 million, or diluted earnings per share (EPS) of $0.12. First quarter EPS includes a $4 million or $0.02 non-cash expense from the 2007 adoption of FIN 48, Accounting for Uncertainty in Income Taxes. This compares to net income of $34 million, or $0.14 per diluted share, that the Company reported in the first quarter of 2006.

    Eric J. Foss, President and Chief Executive Officer of PBG, said, "We are very pleased with our performance for the quarter. Each of our geographic segments did an excellent job of managing through a very challenging input cost environment. We successfully executed our revenue and margin management strategy which improved our gross profit per case. We also realized our planned productivity initiatives. Although the key summer selling season is before us, our strong start to the year coupled with our consistent track record gives us confidence in our full-year outlook."

    -- PBG reported net revenue per case growth of four percent. In the U.S., net revenue per case was also up four percent driven by strong rate gains. This extended the Company's track record of outstanding net revenue per case results in the U.S.

    -- The Company's worldwide revenue increased four percent in the quarter driven by positive growth across each of the Company's geographic segments. The U.S. and Canada segment reported a three-percent revenue increase.

    -- Total worldwide physical case volume was flat as the Company lapped six percent growth in the prior year. Volume in the U.S. declined one percent. European volume grew an impressive eight percent driven by a more than 20 percent improvement in Russia. In Mexico, volume declined three percent. All volume results are on a constant territory basis. (See Editor's Note.)

    -- Reported worldwide operating income for the first quarter was flat versus the first quarter of 2006.

    -- The Company repurchased approximately 4.5 million shares of its stock in the first quarter. In March, the Company approved its fourth consecutive annual dividend increase, an annualized increase of 27 percent over 2006.

    In the U.S., physical case volume declined one percent, lapping six percent growth in both the take-home and cold drink channels. Take-home volume was flat and cold drink was down two percent. Canada's positive take-home performance drove total volume growth of one percent. In Mexico, volume was down three percent with a decline in CSD volume mitigated by strong non-carbonated beverage growth. In Europe, volume grew eight percent for the quarter led by Russia which delivered double-digit growth in both CSDs and non-carbonated beverages.

    Reported cost of goods sold (COGS) per case was up five percent in the first quarter. COGS performance was impacted by increases in concentrate and sweetener costs. Gross profit per case grew two percent as pricing gains more than offset the COGS increase.

    PBG's reported selling, delivery and administrative expenses grew three percent in the first quarter, below recent trends, reflecting the Company's continued focus on cost and productivity initiatives.

    2007 Guidance

    Worldwide physical case volume in 2007 is expected to grow about one to two percent on a constant territory basis, while the U.S. and Canada segment volume should be flat to up one percent. PBG expects continued reported net revenue per case improvements, up three to four percent on a worldwide basis.

    The Company affirmed its full year reported diluted earnings per share guidance range of $1.90 to $1.98, including the previously announced $0.02 reduction from the adoption of FIN 48, Accounting for Uncertainty in Income Taxes. PBG expects its operating free cash flow to be in the range of $530 to $550 million.

    In 2007, PBG announced the formation of PR Beverages Limited, a joint venture comprised of PepsiCo, Inc.'s concentrate and PBG's bottling businesses in Russia. As a result of consolidating the joint venture, PBG's reported operating profit is now expected to grow five to seven percent, up three percentage points from the Company's previous guidance of two to four percent. The increased operating profit will be offset by PepsiCo's minority interest in the joint venture. The joint venture has no impact on reported EPS or cash flow guidance.

    The Pepsi Bottling Group, Inc. (www.pbg.com) is the world's largest manufacturer, seller and distributor of Pepsi-Cola beverages with operations in the U.S., Canada, Mexico, Russia, Spain, Turkey and Greece. To receive company news releases by e-mail, please visit www.pbg.com.

    Listen in live to PBG's first quarter 2007 earnings discussion with financial analysts on April 24th at 10 a.m. (EDT) at www.pbg.com.

    Editor's Note:

    Constant territory calculations assume a 52-week year and all significant acquisitions made in the prior year were made at the beginning of that year. These calculations exclude all significant acquisitions made in the current year.

    Forward-Looking Statement:

    Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG's Securities and Exchange Commission reports, including PBG's annual report on Form 10-K for the year ended December 30, 2006.

    Non-GAAP Measures

    We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). In an effort to provide investors with additional information regarding the Company's results and to provide a meaningful year-over-year comparison of the Company's financial performance, we sometimes use non-GAAP financial measures as defined by the Securities and Exchange Commission. The differences between the U.S. GAAP and non-GAAP financial measures are reconciled in the text of the press release or in the attachments. In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company's underlying business performance. Management uses the non-GAAP financial measures to evaluate the Company's financial performance against internal budgets and targets (including under the Company's incentive compensation plans). In addition, management internally reviews the results of the Company excluding the impact of certain items as it believes that these non-GAAP financial measures are useful for evaluating the Company's core operating results and facilitating comparison across reporting periods. Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of U.S. GAAP financial measures. The Company's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

    Operating Free Cash Flow

    The Company defines Operating Free Cash Flow (OFCF) as Cash
Provided by Operations, less capital expenditures, plus excess tax benefits from the exercise of stock options.

    The Company uses OFCF to evaluate the performance of its business and management considers OFCF an important indicator of the Company's liquidity, including its ability to satisfy debt obligations, fund future acquisitions, pay dividends to common shareholders and repurchase Company stock.

    OFCF is a non-GAAP financial measure and should be considered in addition to, not as a substitute for Cash Provided by Operations as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP. The Company's OFCF may not be comparable to similarly titled measures reported by other companies.

    PBG expects its full-year 2007 OFCF to be in the range of $530 to $550 million. We anticipate capital expenditures of approximately $780 million and Cash Provided by Operations plus the excess tax benefits from the exercise of stock options to be over $1.3 billion. We are unable to separately estimate the excess tax benefits from the exercise of stock options.


                    THE PEPSI BOTTLING GROUP, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS in millions, except per share amounts, unaudited



                                                     12 Weeks Ended
                                                   -------------------
                                                   March 24, March 25,
                                                     2007      2006
                                                   --------- ---------

Net revenues                                       $  2,466  $  2,367
Cost of sales                                         1,343     1,271
                                                   --------- ---------

Gross profit                                          1,123     1,096
Selling, delivery and administrative expenses         1,003       975
                                                   --------- ---------

Operating income                                        120       121
Interest expense, net                                    66        61
Other non-operating expenses, net                         1         -
Minority interest                                         8         6
                                                   --------- ---------

Income before income taxes                               45        54
Income tax expense                                       16        20
                                                   --------- ---------

Net income                                         $     29  $     34
                                                   ========= =========


Basic earnings per share                           $   0.13  $   0.14
                                                   ========= =========

Weighted-average shares outstanding                     227       237


Diluted earnings per share                         $   0.12  $   0.14
                                                   ========= =========

Weighted-average shares outstanding                     233       243


Note: Certain reclassifications were made to our 2006 Condensed
 Consolidated Statement of Operations to conform to the 2007 presentation.


                    THE PEPSI BOTTLING GROUP, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                        in millions, unaudited

                                                     12 Weeks Ended
                                                   -------------------
                                                   March 24, March 25,
                                                     2007      2006
                                                   --------- ---------

Cash Flows - Operations
 Net income                                        $     29  $     34
 Adjustments to reconcile net income to net cash
  provided by operations:
  Depreciation and amortization                         144       139
  Changes in working capital and other non-cash
   charges                                             (117)      (62)
 Casualty insurance payments                            (15)      (14)
 Pension contributions                                   (1)        -
 Other, net                                             (19)      (16)
                                                   --------- ---------

Net Cash Provided by Operations                          21        81
                                                   --------- ---------

Cash Flows - Investments
 Capital expenditures                                  (174)     (175)
 Acquisitions, net of cash acquired                     (49)        -
 Proceeds from sale of property, plant and
  equipment                                               4         3
 Other investing activities, net                          6         4
                                                   --------- ---------

Net Cash Used for Investments                          (213)     (168)
                                                   --------- ---------

Cash Flows - Financing
 Borrowing activities, net                              257        45
 Dividends paid                                         (26)      (19)
 Excess tax benefit from exercise of stock options        1         3
 Treasury stock transactions                           (125)     (110)
                                                   --------- ---------

Net Cash Provided by (Used for) Financing               107       (81)
                                                   --------- ---------

Effect of Exchange Rate Changes on Cash and Cash
 Equivalents                                             (4)        2
                                                   --------- ---------

Net Decrease in Cash and Cash Equivalents               (89)     (166)
Cash and Cash Equivalents - Beginning of Period         629       502
                                                   --------- ---------

Cash and Cash Equivalents - End of Period          $    540  $    336
                                                   ========= =========



Supplemental Information
--------------------------------------------------

Capital expenditures incurred                          (144)     (140)
Change in accounts payable and other accrued
 liabilities related to capital expenditures            (30)      (35)
                                                   --------- ---------
Cash paid for capital expenditures                     (174)     (175)


Note: Certain reclassifications were made to our 2006 Condensed
 Consolidated Statement of Cash Flows to conform to the 2007 presentation.


                    THE PEPSI BOTTLING GROUP, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                in millions, except per share amounts


                                              March 24,   December 30,
                                                2007         2006
                                             ------------ ------------
Assets                                       (unaudited)
Current Assets
 Cash and cash equivalents                   $       540  $       629
 Accounts receivable, net                          1,353        1,332
 Inventories                                         657          533
 Prepaid expenses and other current assets           299          255
                                             ------------ ------------
  Total Current Assets                             2,849        2,749

Property, plant and equipment, net                 3,768        3,785
Other intangible assets, net                       3,793        3,768
Goodwill                                           1,485        1,490
Other assets                                         171          135
                                             ------------ ------------
  Total Assets                               $    12,066  $    11,927
                                             ============ ============

Liabilities and Shareholders' Equity
Current Liabilities
 Accounts payable and other current
  liabilities                                $     1,637  $     1,677
 Short-term borrowings                               623          357
 Current maturities of long-term debt                 11           17
                                             ------------ ------------
  Total Current Liabilities                        2,271        2,051

Long-term debt                                     4,757        4,754
Other liabilities                                  1,296        1,205
Deferred income taxes                              1,234        1,293
Minority interest                                    544          540
                                             ------------ ------------
  Total Liabilities                               10,102        9,843
                                             ------------ ------------

Shareholders' Equity
 Common stock, par value $0.01 per share:
  Authorized 900 shares, issued 310 shares             3            3
 Additional paid-in capital                        1,764        1,751
 Retained earnings including $5 from the
  impact of FIN 48 in 2007                         2,717        2,708
 Accumulated other comprehensive loss               (381)        (361)
 Treasury stock: 84 shares and 80 shares at
  March 24, 2007 and December 30, 2006,
  respectively                                    (2,139)      (2,017)
                                             ------------ ------------
  Total Shareholders' Equity                       1,964        2,084
                                             ------------ ------------
     Total Liabilities and Shareholders'
      Equity                                 $    12,066  $    11,927
                                             ============ ============


                    THE PEPSI BOTTLING GROUP, INC.

                 First Quarter 2007 Earnings Release
                 Segment Data by Quarter (unaudited)
                            (in millions)

                                                     12 Weeks Ended
                                                   -------------------
                                                   March 24, March 25,
                                                     2007      2006
                                                   --------- ---------
Net Revenues
--------------------------------------------------

U.S. & Canada                                      $  2,102  $  2,036
Europe                                                  176       148
Mexico                                                  188       183
                                                   --------- ---------
   Worldwide net revenues                          $  2,466  $  2,367
                                                   ========= =========


Operating Income
--------------------------------------------------

U.S.& Canada                                       $    143  $    141
Europe                                                  (25)      (22)
Mexico                                                    2         2
                                                   --------- ---------
   Worldwide operating income                           120       121
Interest expense, net                                    66        61
Other non-operating expenses, net                         1         -
Minority interest                                         8         6
                                                   --------- ---------
   Income before income taxes                      $     45  $     54
                                                   ========= =========


    CONTACT: The Pepsi Bottling Group, Inc.
             Mary Winn Settino, 914-767-7216